# DIP CREDIT AGREEMENT

This **DIP CREDIT AGREEMENT** (this "Agreement"), dated as of May ___, 2009, is entered into by and between Forticell Bioscience, Inc., a Delaware Corporation as a debtor and debtor-in-possession ("Borrower"), and Holy Land Art, Inc. ("HLA, or "Lender"). a Delaware Corporation

## WITNESSETH:

**WHEREAS**, on November 21, 2008 (the "Petition Date"), Borrower commenced Chapter 11 Case No. 08-14665 (MG) (the "Chapter 11 Case") by filing a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Borrower continues to operate its business and manage its property as a debtor and debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

**WHEREAS**, Borrower is in need of financing in order to carry on the operation of its business and has requested that Lender provide a secured loan to Borrower of up to Seven Hundred and Fifty Thousand Dollars ($750,000) for a period of ninety (90) days to fund the working capital and general corporate requirements of Borrower, during the pendency of the Chapter 11 Case;

**WHEREAS**, Lender may from time to time in its sole discretion, upon the request of Borrower, make, Loans (as defined below) to Borrower in an amount not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

**WHEREAS**, Borrower has agreed to secure all of its obligations under this Agreement by granting to Lender, under and pursuant to the Financing Orders (as defined below), a security interest in and lien upon the Collateral (as defined below) having the priority specified in the Financing Orders.

**NOW, THEREFORE**, in consideration of the foregoing recitals, and of the mutual covenants, conditions and provisions hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Bankruptcy Code" shall mean Title II of the United States code, as amended, or any successor federal bankruptcy law.

"Bankruptcy Court" shall mean U.S. Bankruptcy Court for the Southern District of New York.

"Budget" shall mean a certain budget approved by Lender as annexed to the Financing Order.

"Business Day" shall mean any day other than a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of New York or the Laws of the State of Israel.

"Collateral" shall have the meaning assigned to such term in the Financing Order and as set forth in the Security Agreement.

"Confidential Information" shall mean all know-how, trade secrets, confidential business information, financial data and other like information including, but not limited to, idea research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and costing information, and business and marketing plans and proposals, inventory; ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material. Notwithstanding the foregoing definition, Confidential Information shall not include information already in the public domain at the time such information is disclosed.

"Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default whether or not Lender has declared an Event of Default to have occurred.

"Equipment" shall mean all machinery, equipment, office machinery, furniture, fixtures, conveyors, tools, materials storage and handling equipment, molds, dies, stamps and other equipment of every kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefore, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

"Instruments" shall have the meaning given to such term in the UCC.

"Interim Order" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Case after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extension, modifications, and amendments thereto, in form and substance satisfactory to Lender, which, among other matters but not by way of limitation, authorizes, on an interim basis, Borrower to enter into and perform its obligations under the terms of this Agreement.

"<u>Final Order</u>" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Case after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court which order shall be satisfactory in form and substance to Lender (including such additional provisions not present in the Interim Order as Lender shall require), and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied (unless Lender waives such requirement), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes Borrower to obtain credit, incur (or guaranty) debt, and grant Liens under this Agreement and provides for the super priority of Lender's claim.

"<u>Financing Order</u>" means, the Interim Order or the Final Order, whichever is in effect at the time of any determination hereunder, and "Financing Orders" means the Interim Order and the Final Order, collectively.

"<u>Governmental Authority</u>" means any nation or government, any state, city, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"<u>Intellectual Property</u>" shall mean, all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent rights, patent applications and invention disclosures, together with all reissuance, continuations-in-part, revisions, extensions and reexaminations thereof, all registered or unregistered trademarks, tradenames, service marks including all good will associated therewith, and copyrights and all applications and registrations for any of the foregoing and all Confidential Information.

"<u>Lien</u>" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever.

"<u>Loan Documents</u>" shall mean the Security Agreement, the Note, together with this Agreement and any and all other documents, instruments or agreements executed in connection therewith as the same may be modified, amended, restated or replaced from time to time.

"<u>Maturity Date</u>" means the earliest of (a) the date which is ninety (90) days or one hundred and eighty days(180), to the extent extended by Borrower, after (i)entry of an Interim Order or (ii) the date a loan is made unless such date is otherwise extended by Lender in writing in its sole discretion, (b) the date of acceleration of the Obligations of Borrower hereunder pursuant to Section 11, (c) the date of the closing of a sale of all or substantially all of Borrower's assets pursuant to Section 363 of the Bankruptcy Code or a confirmed plan of reorganization, and (d) the effective date of a Plan or arrangement in the Chapter 11 Case.

"Maximum Amount" means an amount up to Seven Hundred and Fifty Thousand Dollars ($750,000), or such other amount as consented to in writing by Lender in its sole discretion pursuant to the terms of the Final Order.

"Note" shall mean a certain note executed contemporaneously with this Agreement.

"Obligations" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender or any affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the other Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now due or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys' fees and expenses, and any other sum chargeable to Borrower under this Agreement, the other Loan Documents or any other agreement with Lender.

" Plan" shall mean a plan of reorganizing of the Chapter 11 case.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or Governmental Authority.

"Petition" shall mean the Borrower's petition for relief under Chapter 11.

"Petition Date" shall mean November 21, 2008.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Receivables" shall mean and include all present and future accounts, including, without limitation, hospital or medical facility receivables, license fees, contract rights, promissory notes, chattel paper, electronic chattel paper, Instruments and documents, all tax refunds and rights to receive tax refunds, bonds, certificates, rights to payment for the sale, lease or license of equipment and policies of insurance and insurance proceeds, investment securities, notes and instruments, deposit accounts book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all rights in any merchandise or goods which any of the same may represent, all files and records with respect to any collateral or security given by Borrower to Lender, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit, whether now owned or hereafter created or acquired by Debtor or in which Debtor now has or hereafter acquires any interest.

"Record" shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. If Lender so specifies with respect to a particular type of Record, that type of Record shall be signed or otherwise authenticated by Borrower.

"Security Agreement" shall mean a certain security agreement executed contemporaneously with this Agreement and dated May , 2009

"Superpriority Claim" shall mean a claim against Borrower in the Chapter 11 case which is an administrative expense, including, without limitation, those specified in Sections 503(b), 507(b), 1113 or 1114 of the Bankruptcy Code.

2. THE LOANS.

(a) Loans. Lender may, in its sole discretion, upon request of Borrower in accordance with Section 2(b), make loans (each a "Loan" and collectively, the "Loans") to Borrower from time to time prior to the Maturity Date; provided, that after giving effect to any such Loan the aggregate principal amount of Loans outstanding under this Agreement shall not exceed the Maximum Amount.

(b) Borrowing Requests. Borrower may from time to time request a Loan under Section 2(a) by providing Lender with a borrowing request in writing via email or facsimile (or as otherwise agreed between Borrower and Lender) specifying (x) the amount of the requested Loan and (y) the requested date thereof, which shall be a Business Day. Lender, in its sole discretion, will make such Loan to Borrower by wire transfer in accordance with the instructions provided by Borrower (or as otherwise agreed between Borrower and Lender).

(c) Use of Proceeds. The proceeds of the Loans shall be utilized by the Borrower solely and exclusively for working capital purposes relating to the business operations of Borrower in accordance with the Budget or as further authorized by Borrower. Notwithstanding anything to the contrary herein contained, Borrower shall in no event utilize any portion of such Loan proceeds for the payment of any debt service (principal or interest) of Borrower or for any distributions to stockholders, creditors, Borrower or insiders and/or other payments to any other person other than as approved by Lender or as set forth in the Budget.

(d) No Further Commitment. Borrower hereby expressly acknowledges and agrees that, except as otherwise expressly provided herein, Lender has no obligation whatsoever under this Agreement and/or the Notes and/or other Loan Documents by law, in equity or otherwise, by the existence of this Agreement or pursuant to any oral representations or communications of any kind of nature from Lender, to refrain from exercising its rights under this Agreement and/or the Note and/or other required loan documents, or to agree, either now or in the future, to any additional disbursements of sums under this Agreement and/or the Note and/or other loan documents, or any

further forbearances or extensions of time to pay the indebtedness, or provide any further accommodation to Borrower under any circumstances whatsoever.

(e) Interest.

(i) Each Loan evidenced by this Agreement shall bear interest from the respective date of borrowing until the date of repayment by maturity, acceleration or otherwise. Interest shall accrue on the principal balance of each Loan from time to time outstanding hereunder at the annual rate of fifteen percent (15%), payable on the maturity of the Loan. Interest on the unpaid outstanding principal sum of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days. In addition, on any partial or complete payment or prepayment of principal of the Loans, Borrower shall pay the accrued and unpaid interest on any portion of the Loans so paid or prepaid. The Borrower may prepay the Note, including all accrued and unpaid interest at any time in cash without penalty.

(ii) Upon the occurrence and during the continuance of an Event of Default, (x) the outstanding principal amount of the Loans (and any overdue and unpaid interest) shall bear interest at the rate of the lesser of the maximum permitted by law or seventeen percent (17%) per annum, computed and payable as provided above and (y) Lender may require the payment in cash of accrued interest on demand or at regular intervals.

3. Payment.

(a) Payment at Maturity. All Loans shall be repaid by Borrower on the Maturity Date together with any accrued and unpaid interest on the principal being repaid on the Maturity Date.

(b) Method of Payment. All payments hereunder, including without limitation all payments of principal of and interest on the Loans, shall be made to Lender at its address referred to in Schedule I (or as otherwise specified by Lender) in immediately available funds. Whenever any payment hereunder becomes due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due. Any payment made to Lender shall be applied in the following order: first, to the payment of any expenses owing to Lender; second, to the payment of interest on the Loans; third, to the payment of the principal amount of the Loans outstanding; and fourth, to any other amounts owing to Lender hereunder.

4. Collateral. As security for the payment of the Loans and as security for the Financing Order Borrower shall provide that the liens and security interest of Lender in the Collateral set forth in the Security Agreement are valid, perfected and that the payment or other satisfaction of all other obligations of Borrower to Lender hereunder

has been accomplished. The Security Agreement sets forth liens, the security in the Collateral granted by Borrower to Lender. Borrower hereby grants to Lender first priority liens on and security interests in the Collateral. The liens and security interests in and on the Collateral shall be valid, perfected and enforceable under applicable law, and Borrower shall take all actions necessary to cause the same to occur and be maintained. Without limiting the generality of the foregoing, the liens and security interests shall be enforceable without the need for the filing or recording of any document or the taking of any other action otherwise required under applicable non-bankruptcy law.

5. Conditions Precedent to the Loans. The making of any Loan by Lender hereunder shall also be subject to and conditioned upon receipt by Lender, on or prior to the date of making of the Loan, of each of the following documents and instruments duly executed and acknowledged and otherwise in form and substance satisfactory to Lender.

(a) the Note evidencing the Loans;

(b) if and to the extent required by Lender, the documentation evidencing Lender's security interests in, and liens on, the Collateral;

(c) all corporate and/or other entity actions necessary to authorize the execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement and the Note shall have been duly and validly taken by Borrower;

(d) A Financing Order shall have been entered by the Bankruptcy Court in the form and substance acceptable to Lender, authorizing and approving the Loans to be made by Lender to Borrower under this Agreement pursuant to applicable provisions of the Bankruptcy Code, and no court of competent jurisdiction shall have entered an order staying such Loan Approval Order pending appeal; and

(e) such other documentation as may be reasonably requested by Lender.

In addition, the making of any Loan by Lender hereunder shall be further subject to and conditioned upon:

(i) The representations and warranties made by Borrower contained in this Agreement, the Security Agreement, the Note(s) , and any certificates, document or financial or other written statement furnished at any time in connection herewith or therewith shall be true and correct in all material respects on and as of the date the money is advanced under the Loan.

(ii) On each date money is advanced, the Borrower shall be in compliance in all material respects with all the terms, covenants and conditions of this Agreement and the Loan Documents.

(iii) No Event of Default shall have occurred and be continuing as of the advancement of the Loan.

6. Conditions to Effectiveness. This Agreement shall become effective as of the date first above written upon satisfaction of each of the following:

(a) Agreement. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower and Lender.

(b) Approvals. Lender shall have received satisfactory evidence that Borrower has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement.

(c) Automatic Stay. The automatic stay shall have been modified to permit the creation and perfection of Lender's Liens and security interests and shall have been automatically vacated to permit enforcement of Lender's rights and remedies under this Agreement, as more fully set forth in the Interim Order.

(d) Interim Order. Entry by the Bankruptcy Court of the Interim Order by no later than May 20, 2009, in form and substance satisfactory to Lender.

7. Representations and Warranties of Borrower. In order to induce Lender to enter into this Agreement and to make the Loans, the Borrower hereby makes the following representations and warranties to Lender:

(a) Valid Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Except as set forth on Exhibit " 4" and has the corporate power to carry on its business as now being conducted and to own its assets. Moreover, Borrower represents and warrants that its wholly owned subsidiary Hapto Biotech Israel Ltd. ("Hapto") is in good standing under the sovereign laws of the State of Israel.

(b) Authority. Borrower has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, the Note and the Security Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Borrower. This Agreement, the Security Agreement and the Note(s) constitute the valid and binding obligation of Borrower and are enforceable in accordance with their respective terms.

(c) Intellectual Property-Ownership and No Claims. Except as set forth on Schedule "2"the Intellectual Property assets are all those necessary for the operation of Borrower's business as is currently conducted. Borrower is the owner or licensee of all right, title and interest in and to each of the Intellectual Property assets free and clear of all encumbrances, and has the right to use without payment

to a third party all of the Intellectual Property assets other than in respect to licenses listed on Schedule " 3 ". No claim has been asserted and is pending by any person challenging, or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property in any material respect, nor does Borrower know of any valid basis for any such claim. The use of the Intellectual Property by Borrower does not infringe the rights of any person except for such claims of infringement that could not reasonably be expected to result in any material adverse effect.

(d) Environmental Matters. (a) No Property owned or used by Borrower or Hapto is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes"; (b) Borrower and Hapto are in compliance with all applicable environmental laws; (c) there has been no contamination or release of hazardous substances at, upon, under or within any Property owned or leased by Borrower or Hapto, and there has been no contamination (as defined in any applicable environmental law) or release of hazardous substances (as defined in any applicable environmental law) on any other property that has migrated or threatens to migrate to any property owned or leased by Borrower or Hapto; (d) there are not now and never have been above-ground or underground storage tanks at any Property owned or leased by Borrower or Hapto; (e) there are no transformers, capacitors or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of any applicable environmental law, at any Property owned or leased by Borrower; (f) no hazardous substances are present at any property owned or leased by Borrower pr Hapto, except for any such substances used by the Borrower or Hapto in the ordinary course of its business in accordance with applicable law, nor will any hazardous substances be present upon any such Property or in the operation thereof by Borrower or Hapto; (g) all permits and authorizations required under environmental laws for all operations of Borrower and Hapto have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (h) there are no past, pending or threatened environmental claims against Borrower or Hapto or any property owned or leased by Borrower; and there is no condition or occurrence on any Property owned or leased by Borrower or Hapto that could be anticipated (1) to form the basis of an environmental claim against Borrower or Hapto or its properties or (2) to cause any Property owned or leased by Borrower or Hapto to be subject to any restrictions on its ownership, occupancy or transferability under any environmental law; and (i) no portion of any Property owned or leased by Borrower contains asbestos-containing material that is or threatens to become friable.

(e) No Breach. Neither the execution and delivery of this Agreement the Security Agreement, and the Notes nor compliance by the Borrower with any

of the provisions hereof or thereof nor consummation of the transactions contemplated hereby or thereby, will:

(i) violate or conflict with any provision of the organizational documents of the Borrower or Hapto or any provision of an indenture mortgage, contract, deed of trust, or other agreement or instrument to which Borrower or Hapto is a party or by which it or its respective assets are bound.

(ii) result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of Borrower, except as set forth in herein;

(iii) violate any judgment, order, injunction, decree or award against, or binding upon, Borrower or Hapto or any of their respective assets ; or

(iv) violate any law or regulation or any jurisdiction relating to Borrower or its assets.

The representations and warranties set forth in this Section 7 shall survive repayment of the Obligations and the termination of this Agreement and the other Loan Documents relevant thereto.

(f) Compliance With Laws. Borrower and Hapto are in compliance with all foreign, Federal, state and local governmental rules, ordinances and regulations ("Governmental Rules") applicable to its ownership or use of its or the conduct of its business.

(g) Tax Returns. Borrower has filed all tax returns (Federal, state or local, or foreign) required to be filed and paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefore. Except as set forth on Schedule 4, no assessments have been made against Borrower or any guarantor(s), if any, by any taxing authority nor has any penalty or deficiency been made by any such authority. Except as set forth on Schedule 4, to the best of Borrower's knowledge, no Federal income tax return of Borrower or any guarantor, if any, is presently being examined by the Internal Revenue Service nor are the results of any prior examination by the Internal Revenue Service or any State or local tax authority, or foreign taxing authority being contested by Borrower or any guarantor, if any.

(h) Litigation. Except as disclosed in Schedule " 5", no action or proceeding is now pending or, to the knowledge of Borrower, is threatened against Borrower, Hapto or any guarantor, if any, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and neither Borrower, Hapto, nor any guarantor, if any, has accepted liability for any such action or proceeding. There is no proceeding pending before any governmental agency (Foreign, Federal, State or local) and, to the best of Borrower's knowledge, no investigation has been commenced before any such governmental agency

the effect of which, if adversely decided, would or could, have a material adverse effect on the business assets, operations, prospects or financial or other conditions of Borrower or Hapto.

(i) Existing Business Relationship. There exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in governmental authority or regulation, the business relationship of Borrower or Hapto with any supplier, customer or group of customers whose actions individually or in the aggregate that could affect the operations or the financial condition of Borrower.

8. Consents. Except for the Loan Approval Order, no consent, approval, qualification, order or authorization of, of filing with, any federal, state, local or foreign governmental authority, agency or commission and/or consent or approval of other third parties is required to be obtained by Borrower in order to enable of Borrower to execute, deliver or perform this Agreement, the Security Agreement, and the Note in all material respects.

9. Affirmative Covenants. The Borrower hereby covenants and agrees that, unless Lender shall otherwise consent in writing and/or except as otherwise approved by the Bankruptcy Court, from and after the date hereof and for so long as any of the Loans shall remain outstanding, the Borrower shall comply with each of the following affirmative covenants:

(a) Pay Principal and Interest. Borrower shall punctually pay or cause to be paid the principal and interest to become due in respect of each of the Notes in accordance with the terms thereof.

(b) Payment of Taxes; Company Existence. Borrower will:

(i) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or any part thereof, before the same shall be or become in default (except if subject to good faith contest); and

(ii) (i) conduct continuously and operate actively its business according to good business practices; (ii) keep in full force and effect its company existence, rights, licenses, permits and franchises and comply with all of the laws, rules and regulations governing its business; and (iii) make all such reports and pay all such franchise, real property and other taxes and license fees and do all such other things as may be lawfully required, to maintain its rights, licenses, leases, powers and franchises under the laws of the United States of America and of the states or jurisdictions in which it is organized or does business.

(c) Collateral. Borrower shall: (i) defend the Collateral against the claims and demands of all parties; and (ii) perform all other steps reasonably

requested by Lender to create and maintain in Lender's favor a valid perfected security interest in all Collateral.

(d) Anti-Terrorism Law. Borrower shall comply with the requirements of all laws relating to terrorism or money laundering, including without limitation, Executive Order No. 13224 on terrorist Financing, effective September 24, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).

(e) Notice of Adverse Action. Borrower shall furnish to Lender prompt notice of the commencement of any action, suit, litigation or proceeding that could reasonably be expected to have a material adverse effect upon all of any part of the Collateral and/or Lender's mortgage or security interest therein.

(f) Insurance. Lender shall maintain the Collateral adequately insured at all times by reputable insurers to the extent and against such risks as is customary for companies in the same or similar business operating in the same or similar locations.

10. Negative Covenants. Borrower hereby covenants and agrees that, unless Lender shall otherwise consent in writing and/or except as otherwise approved by the Bankruptcy Court, from and after the date hereof and for so long as any of the Loans shall remain outstanding, Borrower shall not and shall direct that Hapto shall not:

(a) Capital and Other Expenditures. Purchase or acquire any assets or otherwise make any capital expenditure, except in the ordinary course of business and as agreed to pursuant to the Budget.

(b) Indebtedness. Become or be liable in respect of any new indebtedness following commencement of the Bankruptcy Case other than in the ordinary course of business (the "Permitted Indebtedness").

(c) Liens. Create or incur any lien on, or security interest in, any Property or other assets of the Borrower, whether owned at the date hereof or hereafter acquired, which, if unpaid, might, by law rank equally with, or be given any priority whatsoever over the security interests and liens granted to Lender pursuant to this Agreement and/or related documentation.

(d) Fundamental Transactions. Enter into any merger, consolidation, reorganization, or recapitalization, or the sale of all or substantially all of its assets or business, unless approved by Lender.

(e) Negative Pledge. Sell, transfer, or otherwise dispose of the Collateral, except for purposes of repaying indebtedness to Lender and no such transaction shall be consummated without giving at least ten (10) days prior written notice to Lender.

(f) Recapitalization. Issue, redeem or purchase any of its equity interests.

(g) Dividends. Declare or pay any dividends or distributions on, or set apart any sum for the payment of any dividends on, or make any other distribution, by reduction of capital or otherwise, in respect of any class of any equity interests of Borrower.

(h) Additional Loans. Lend money or extend credit or make advances to any other Person or entity.

11. Events of Default. Each of the following events shall be referred to herein as an "Event of Default":

(a) failure to make any payment of any installment of principal of or interest upon any Loan when due and payable; or

(b) any representation or warranty made in or in connection with this Agreement, the Security Agreement and/or in any report, certificate, financial statement or other instrument furnished in connection therewith, shall prove to have been false or misleading in any material respect when made; or

(c) failure to substantially comply with the Budget submitted to the Bankruptcy Court in connection with the motion seeking approval of the Loan or any other instructions with respect to usage of the funds loaned by the Borrower; or

(d) a Plan has been approved over the objection of Lender; or

(e) either Lender or Borrower shall have failed to receive, as and when required, any consent or approval from any Governmental Authority necessary in order for such party to perform its obligations hereunder in accordance with all applicable laws, rules and regulations; or

(f) Borrower or Hapto or its Property shall become subject to any law, rule, regulation, tariff or rate ruling issued by any Governmental Authority or other third party that shall have, in the reasonable judgment of Lender, a material adverse effect on the ability of Borrower to collect reasonable fees and charges for its products and services; or

(g) any event occurs that has, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, prospects or financial or other condition of Borrower or Hapto; or

(h) the occurrence of any of the following in the Chapter 11 Case:

(i) the entry of an order amending, supplementing, staying, rescinding, vacating or otherwise modifying this Agreement or the Interim Order or the

Final Order without the written consent of Lender (other than the replacement of the Interim Order with the Final Order);

(ii) the appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of a responsible person or an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of Borrower;

(iii) the dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code;

(iv) the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or (y) to permit the perfection of any Lien on the Collateral unless such Lien is or shall be junior in priority to the Liens of Lender therein (other than Liens equal to or senior to the Liens of Lender under and in accordance with the Financing Order);

(v) the entry of an order in the Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement;

(vi) the entry of an order in the Chapter 11 Case granting any other super priority administrative claim or Lien equal or superior to that granted to Lender (other than claims and Liens equal to or senior to the claims and Liens of Lender under and in accordance with the Financing Order);

(vii) the failure of the Bankruptcy Court to enter the Final Order on or before 30 days after the date of the Interim Order, which Final Order shall have the same terms and provisions as the Interim Order unless otherwise consented to by Lender, except that it shall authorize and approve the terms of the financing set forth in this Agreement on a final basis for the Maximum Amount;

(viii) the Financing Order ceases to be in full force and effect; or

(ix) Borrower commences any action or proceeding or files any claims or objections of any type against the Lender to contest the validity and priority of Lender's liens on the Collateral or the validity of the Borrower's obligations under this Agreement.

12. Remedies.

(a) Certain Action Following a Default. If any Event of Default shall occur, then in each and every such case, Lender may, in its sole discretion and without further order of the Bankruptcy Court, (i) by notice in writing to Borrower declare all or any part of the unpaid balance of the Loans then outstanding to be immediately due and payable and (ii) subject to such

limitations, if any, set forth in the Financing Order, exercise any rights and remedies provided to Lender under this Agreement, under the Financing Order or at law or equity. Lender shall have the right to be heard by motion or application on an emergency basis by the Bankruptcy Court as to any further relief Lender may seek; provided, however, that no further relief from, or motion, request or application to, the Bankruptcy Court or any other court or tribunal shall be necessary for Lender to enforce any and all rights and remedies under this Agreement and any other instruments, documents or agreements issued in connection herewith or ancillary hereto or under the Financing Orders, including, without limitation, upon default, it being understood that in the event of an Event of Default, Borrower shall be continue to be bound by its obligations hereunder to the same extent as if such Event of Default shall not have occurred and be continuing.

(b) Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of Lender's rights hereunder and under any other document between Lender and Borrower shall be cumulative.

(c) Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, Borrower hereby waives (1) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement), protests, notices of protest and notices of dishonor; (2) any requirement of diligence or promptness on the part of Lender in the enforcement of its rights under this Agreement; (3) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and (4) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement.

(d) Freeze on Further Loans. If any Event of Default shall occur, Lender in its sole discretion and to the extent permitted by law may elect to refuse to provide further Loans pursuant to Section 2 above.

(e) Foreclosure. If any Event of Default shall occur, Lender may elect to foreclose on the priority lien specified in the Financing Orders. All expenses incurred to effectuate foreclosure, including but not limited to reasonable attorney's fees, will be borne by Borrower. Borrower shall surrender the Collateral to Lender upon written demand, and shall cooperate with Lender, as Lender may reasonably request, in its exercise of rights and remedies hereunder.

13. Indemnification. Borrower agrees to indemnify, defend, and hold and save harmless Lender and its employees, agents, directors, members, management, officers or other affiliates (collectively, "Indemnitees") from any losses, damages, claims, actions, demands, or lawsuits of any kind whatsoever (including reasonably attorneys' fees) arising in any way directly or indirectly out of the transactions contemplated by this Agreement, except such as may be caused by the gross negligence or willful misconduct of the applicable Indemnitee. This Section 7 shall survive termination of this Agreement.

14. Administrative Expense. Borrower's obligation to repay the Loans and all other obligations of Borrower to Lender under this Agreement shall be allowed and payable as an administrative expense claim in the Chapter 11 Case (or in any subsequent case commenced under Chapter 7 of the Bankruptcy Code) under Section 364 of the Bankruptcy Code, having priority over any or all administrative expense claims, including, without limitation, all administrative expense claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code. No other creditor of Borrower will be given or have a claim with a higher priority than the priority given to Lender under this Agreement.

15. Miscellaneous.

(a) Expenses. Borrower agrees to pay all out-of-pocket expenses of Lender (including the reasonable fees and expenses of its counsel) in connection with (i) the preparation of this Agreement and any amendments or supplements hereof and (ii) the enforcement of any provision of this Agreement or any such amendment or supplement and (iii) the Chapter 11 Case.

(b) Notices. Any communication, notice or demand required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or telecopier at the address or telecopier number set forth in Schedule I hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(c) Entire Agreement; Severability. This Agreement sets forth the parties' entire agreement and understanding in respect of the subject matter contained herein. Notwithstanding the foregoing, however, the Security Agreement and Financing Order shall continue to govern the terms and conditions of the transactions contemplated hereby to the extent inconsistent with, or address matters not addressed in, this Agreement. If any term or provision hereof, or its application to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term hereof shall be valid and enforceable to the fullest extent permitted by applicable law.

(d) Assignment. Neither this Agreement nor any of the rights, interests or obligations of Borrower hereunder shall be assigned or otherwise transferred by Borrower, nor may Borrower delegate performance hereunder, except with Lender's prior written consent. Lender may assign this Agreement to any of its subsidiaries or affiliates or to its or their successors or survivors without Borrower's prior consent.

(e) Amendments; Waivers. All amendments, supplements or other modifications hereof must be made by written agreement of the parties hereto.

(f) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER.

(g) Waiver of Venue BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 9(f). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(h) Service of Process. BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9(b). NOTHING IN THIS AGREEMENT WILL

AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(i) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(j) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A facsimile or email PDF copy of a signature hereto shall have the same effect as the original of such signature.

(k) Headings. The headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

(l) Reinstatement. In the event that any payment hereunder, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) Binding Agreement. This Agreement and all Liens created hereby or pursuant hereto shall be binding upon Borrower, the estate of Borrower, and any trustee or successor in interest of Borrower in the Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code. This Agreement shall be binding upon, and inure to the benefit of, the successors of Lender and its assigns, transferees and endorsees. The Liens created by this Agreement and the Financing Orders shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Case or any other bankruptcy case of Borrower to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Case or the release of any Collateral from the

jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lender file financing statements or otherwise perfect its security interests or Liens under applicable law.

(l) Construction of Agreement. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no prescription that any ambiguities in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided mutually without regard to events of authorship or negotiation

**IN WITNESS WHEREOF**, the parties have caused this Agreement to be duly executed as of the date first above written.

By: 
Name: Alon Schubert
Title: CEO

HOLYLAND ART, INC.

By: 
Name: 
Title:

SCHEDULE I
Notice Information

| Borrower | Lender |
| --- | --- |
| Forticell Bioscience, Inc.<br>3960 Broadway<br>New York, NY 10032<br>Attention: Chief Executive Officer<br>Tel. No.: (646) 218-1885<br>Fax No.: (212) 740-2570 | Holy Land Art, Inc.<br>c/o Shiboleth LLP<br>Attention: Richard Roberts, Esq.<br>1 Penn Plaza, Suite 2527<br>New York, New York 10019 |
| with a copy to: | With copy to |
| Randy M. Kornfeld, Esq.<br>Kornfeld & Associates, P.C.<br>570 Lexington Avenue, 17th Floor<br>New York, New York 10022<br>Phone (212) 759-6767<br>Facsimile (212) 759-6766 | Shiboleth, LLP<br>Attention: Rochelle R. Weisburg, Esq.<br>1 Penn Plaza, Suite 2527<br>New York, New York 10019 |

SCHEDULE 2

NONE

SCHEDULE 3

NONE

SCHEDULE 4

Delaware Franchise Tax estimated amount of $7,500

State of Delaware
Division of Corporations
PO BOX 11728
Newark, NJ 07101-4728

SCHEDULE 5

# NONE